EXHIBIT 99.1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

CRYOLIFE, INC.,	:
:
Plaintiff,	:	CIVIL ACTION
:
v.	:	NO. 1:09-CV-1150-CAP
:
MEDAFOR, INC.,	:
:
Defendant.	:

O R D E R

This matter is before the court on the plaintiff’s emergency motion for preliminary injunction [Doc. No. 66].  In the response brief, the defendant states that the plaintiff should be required to post a bond under Federal Rule of Civil Procedure 65(c); the defendant then requests a bond in the range of fourteen to forty million dollars.  The plaintiff contends that it should not be required to post a bond because an injunction will not harm Medafor.  This court will require a bond before issuance of a preliminary injunction.  The only issue is as to the amount.  The court ORDERS the parties to submit proposed amounts for the bond within seven days of the docketing of this order.  The court is considering a bond in the range of $100,000 to $500,000.

SO ORDERED, this 4th day of June, 2010.

/s/ Charles A. Pannell, Jr.
CHARLES A PANNELL JR.
United States District Judge